Exhibit 10.3

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this 15th day of September, 2006

BETWEEN:

PACIFIC COPPER CORP., a company incorporated under the laws of the State of Delaware

(hereinafter referred to as the “Purchaser”)

AND:

The Parties listed on Schedule A

(hereinafter collectively referred to as the “Vendors”)

AND:

MULTI METALS MINING CORP., a company incorporated under the laws of the State of Nevada

(hereinafter referred to as the “Trustee”)

WHEREAS the Purchaser wishes to purchase certain mineral claims (the “Claims”) in the County of Okanogan, State of Washington, from the Vendors;

WHEREAS the Vendors are prepared to sell Claims to the Purchaser;

WHEREAS the Trustee is the registered owner of the Claims being held in trust for the Vendors.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.	PURCHASE AND SALE

1.01  The Vendors hereby sells and transfers to the Purchaser, and the Purchaser hereby buys and accepts from the Vendors, all of the Vendor’s right, title and interest in and to the Claims in consideration of the sum of $500,000.00 Dollars, payable in 5,000,000 common shares in the capital of the Purchaser (the “Shares”), to be paid and delivered to the Vendors on closing, in accordance with the number of shares listed opposite their names on Schedule A.

2.	CLOSING DATE

2.01  In this Agreement, “Closing Date” means October 16, 2006, or such other date as may be agreed to by the parties hereto.

3.	TRANSFER OF TITLE

3.01  On the Closing Date, the Trustee shall deliver to the Purchaser a recordable Bills of Sale or other applicable conveyancing documentation sufficient to affect the transfer of a 100% interest in and to the Claims to the Purchaser. Vendors and the Trustee agree to execute such further documentation as may be necessary or desirable to evidence such transfer of title and/or to record such transfer in appropriate registries, at the request of Purchaser.

4.	RIGHT OF ENTRY

4.01  The Purchaser, its servants, agents and workmen and any persons duly authorized by the Purchaser following execution of this Agreement, shall have the exclusive right to enter upon and take possession of and prospect, explore and develop the Claims in such manner as the Purchaser in its sole discretion may deem advisable.

5.	REPRESENTATIONS AND WARRANTIES OF THE VENDORS

5.01  The Vendors hereby represent and warrant to the Purchaser that:

(a)	they have the power and authority to enter into this Agreement and the corporations included among the Vendors are in good standing under the laws of the jurisdiction in which they are incorporated;

(b)
immediately prior to the closing of this Agreement they are the beneficial owner, and the Trustee is the recorded title owner, of a 100% interest in and to the Claims and the Claims are not subject to any liens or encumbrances of any kind whatsoever;

(c)	the Claims have been validly located and are now duly recorded and in good standing substantially in accordance with the laws in effect in the jurisdiction in which they are situated;

(d)
the entering into this Agreement does not conflict with any applicable law nor does it conflict with, or result in a breach of or accelerate the performance required by, any contract or other commitment to which they are a party or by which they are bound;

(e)
they have the exclusive right to enter into this Agreement and all necessary authority to assign to the Purchaser all of their right, title and interest in and to the Claims in accordance with the terms and conditions of this Agreement;

(f)	the Claims are free and clear of all liens and encumbrances and are in good standing with the United States Department of the Interior - Bureau of Land Management until August 31, 2007;

(g)
there are no outstanding or, to the best of the Vendor’s information, knowledge and belief, proposed, threatened or contemplated actions or suits which, if successful, would or could affect the market value or ownership of the Claims or any portion thereof;

(h)
conditions on and relating to the Claims are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage and Vendors are not aware of any conditions with respect to the Claims that could give rise to environmental claims that would impair the Purchaser’s development of the Claims;

(i)
there are no reclamation liabilities to be carried out in the future, outstanding work orders or actions required to be taken relating to the Claims or the condition of the Claims, or any operations that have been carried out thereon;

(j)	on the Closing Date the Vendors will deliver to the Purchaser copies of all reports, maps and other documents and or materials relating to the Claims in the Vendor’s possession;

(k)
the Vendors have been informed as to, and are familiar with, the business activities of the Purchaser and its affiliates, and has had an opportunity and proceeded, or waived the opportunity, to (i) review the books and records of the Purchaser and its affiliates and to ask questions of, and receive answers from, appropriate representatives of the Purchaser and its affiliates concerning the Purchaser and its affiliates and the terms and conditions of this Agreement, and (ii) obtain and review all additional information relating to the history and proposed business plan of the Purchaser and its affiliates that it deems necessary;

(l)
the Vendors fully understand that the Shares have not been registered under the Securities Act of 1933 as amended (the “Securities Act”) in reliance upon exemptions therefrom, and, accordingly, to the extent that it is not supplied with the information which would have been contained in a registration statement filed under the Securities Act, it must rely on its own access to such information;

(m)
the Vendors have had an opportunity to obtain and have obtained a general and complete understanding satisfactory to it of the Purchaser, its affiliates and their services, potential assets, finances, and manner of doing business sufficient to permit it to evaluate (i) the Purchaser and its prospects and (ii) the risks and merits of accepting the Shares in payment for the Claims;

(n)
the Vendors (i) recognize that accepting the Shares involves risk, (ii) have carefully considered whether accepting he Shares is appropriate, and (iii) have obtained such individual financial, tax and legal advice as they deem necessary or appropriate to fully understand the risks involved and to evaluate accepting the Shares;

(o)
the Vendors recognize that they must bear the economic risk involved in accepting the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act and therefore cannot be sold, pledged, assigned or otherwise disposed of unless (i) they are subsequently registered under the Securities Act or (ii) an exemption from such registration is available and an opinion of counsel acceptable to the Purchaser that the transfer is not in violation of any federal securities act or state securities law is provided to the Purchaser;

(p)
the Vendors recognize that there is no current market for the Shares; that there can be no assurances that such a market will exist any time in the future and accordingly they may not be able to sell or dispose of any of the Shares even if they hold them for a number of years; that their right to transfer the Shares will be restricted by federal and state securities laws and a legend to this effect will be placed on the certificates representing the Shares and that such laws impose strict limitations upon such transfer; and the Purchaser is under no obligation in connection with the subsequent transfer thereof by them or to aid them in obtaining an exemption from such registration;

(q)	the Vendors acknowledge that the Share certificate representing the purchase price shall be legended with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. ANY PURPORTED TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN ANY MANNER WHICH IS IN VIOLATION OF THE FOREGOING LIMITATIONS IS INVALID AND THE COMPANY WILL NOT TRANSFER SUCH INVALIDLY TRANSFERRED SECURITY ON THE BOOKS OF THE COMPANY.

(r)	At Closing Vendors will be deemed to have instructed and authorized the Trustee to convey title to the Claims to the Purchaser.

5.02  The representations and warranties hereinbefore set out are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the Closing Date by a period of 24 months, except that the representation and warranty of Vendors pursuant to Sections 5.01 (b), (c), (d), (e) and (f) shall survive indefinitely. The Vendors hereby indemnify and save the Purchaser harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

6.	REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

6.01  The Trustee represents and warrants to the Purchaser and the Vendors that:

(a)
it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

(b)	it has no beneficial interest in the Claims and acts only as a trustee holding title for the Vendors;

(c)	the Claims have been validly located and are now duly recorded and in good standing substantially in accordance with the laws in effect in the jurisdiction in which they are situated;

(d)
the entering into this Agreement does not conflict with any applicable law nor does it conflict with, or result in a breach of or accelerate the performance required by, any contract or other commitment to which it is a party or by which they are bound;

(e)
it has the right to enter into this Agreement and, with instruction and consent of the Vendors which is given by this Agreement, all necessary authority to assign to the Purchaser all of their right, title and interest in and to the Claims in accordance with the terms and conditions of this Agreement;

(f)	the Claims are free and clear of all liens and encumbrances and are in good standing with sustaining fees paid to August 31, 2007;

(g)
there are no outstanding or, to the best of the Trustee’s information, knowledge and belief, proposed, threatened or contemplated actions or suits which, if successful, would or could affect the market value or ownership of the Claims or any portion thereof;

(h)
conditions on and relating to the Claims are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage and Trustee are not aware of any conditions with respect to the Claims that could give rise to environmental claims that would impair the Purchaser’s development of the Claims;

(i)
to the best of the Trustee’s knowledge, there are no reclamation liabilities to be carried out in the future, outstanding work orders or actions required to be taken relating to the condition of the Claims, or any operations that have been carried out thereon.

6.02 The representations and warranties hereinbefore set out are conditions upon which the Vendors and the Purchaser have relied on entering into this Agreement and shall survive the Closing Date. The Trustee hereby indemnifies and saves the Vendors and the Purchaser harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

7.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

7.01  The Purchaser represents and warrants to the Vendors that:

(a)
it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

(b)	the shares to be delivered to the Vendors upon the Closing Date will be duly and validly authorized and issued and non-assessable.

7.02 The representations and warranties hereinbefore set out are conditions upon which the Vendors and the Trustee have relied on entering into this Agreement and shall survive the Closing Date. The Purchaser hereby indemnifies and saves the Vendors and the Trustee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

8.	INDEPENDENT ACTIVITIES

8.01  No joint venture is created by this Agreement. Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

(a)	any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Claims at any time; and

(b)	the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Claims.

9.	CONFIDENTIALITY OF INFORMATION

9.01  The parties hereto shall, subject to the exceptions set out hereinafter, treat all data, reports, records and other information relating to this agreement and the Claims as confidential. While this Agreement is in effect and prior to closing, no party hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations except where such disclosure is mandatory under the law or is deemed necessary by the disclosing party's counsel for the satisfaction by the disclosing party of its obligations under applicable securities law, and the disclosing party has, prior to the public disclosure, given the non-disclosing parties a draft copy of the disclosure.

10.	ARBITRATION

10.01  Any controversy between the parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in Las Vegas, Nevada, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators chosen by the Vendors, the Trustees and the Purchaser, or failing such agreement, an arbitrator experienced in the sale of similar mineral assets appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Nevada Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

11.	NOTICES

11.01  Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

In the case of the Vendors:

As per Schedule A attached hereto

In the case of the Purchaser:

Pacific Copper Corp.
1226 White Oaks Blvd., Suite 10A
Oakville, Ontario
Canada L6H 2B9
Fax #905-845-1839
Attention: Stafford Kelley

In the case of the Trustee:

Multi Metal Mining Corp.
3155 E, Patrick Lane, Suite 1
Las Vegas, Nevada
USA 89120-3481
Attention: Larry Sostad

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the tenth business day following the date of mailing, or, if faxed, on the next succeeding day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

12.	GENERAL TERMS AND CONDITIONS

12.01  The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

12.02  This Agreement shall represent the entire understanding between the parties with respect to the Claims. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this Agreement shall be binding upon any party until and unless an amendment to this Agreement or a memorandum in writing to such effect shall have been signed by all parties hereto.

12.03  The titles to the articles to this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

12.04  The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

12.05  This Agreement shall be governed by and interpreted in accordance with the laws in effect in the State of Delaware.

12.06  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12.07     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

12.08  Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

PACIFIC COPPER CORP.

By:	/s/ Todd Montgomery
Its: President

/s/ W. G. Timmins
William (Bill) Timmins

/s/ Larry Sostad
Larry Sostad

/s/ Patricia L. Shore
Patricia Lorraine Shore

Agosto Corporation Limited

By:	/s/ Dr. T. Gordon Murphy
Its:	Director

American General Holdings Inc.

By:	/s/ Cristina Venus Sasso de Hoos
Its:	President

Johnson Household Corp.

By:	/s/ Melvin Omar Cisneros
Its:	President

Wells International Corp.

By:	/s/ Melvin Antonio Plicet
Its:	Sole Director

MULTI METAL MINING CORP.

By:	/s/ Larry Sostad
Its:	President

SCHEDULE A
# of Shares

William (Bill) Timmins	500,000
#3 - 950 Lanfranco Rd.
Kelowna, B.C. V1M 3W8

Larry Sostad	850,000
160, 5th St. W., #208
North Vancouver, B.C. V7M 1J8

Patricia Lorraine Shore	150,000
3596 Saxman Rd.
Nanaimo, B.C. V9R 2G8

Agosto Corporation Limited	1,500,000
Katherine E. Christopher Building
P. O. Box 144 Road Town, Tortola
British Virgin Islands

American General Holdings Inc.	800,000
10 Elvira Mendez Street, Top Floor
Panama, Republic of Panama

Johnson Household Corp	400,000
10 Elvira Mendez Street, Top Floor
Panama, Republic of Panama

Wells International Corp	800,000
The Belize Bank Limited
60 Market Square
P. O. Box 364
Belize City, Belize

SCHEDULE B

THE “CLAIMS”

Claim Name	Claim Number
Fawn 1 - 36	3095085 to 3095120
CU 1 - 42	3095121 to 3095162